                                                                                          EX-99.B(h)ifissaexb

SHAREHOLDER SERVICING AGREEMENT

IVY FUNDS, INC.

EXHIBIT B
COMPENSATION

Class A Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of High Income Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class A shares of Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class A Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month and, in addition, the Fund also pays the Agent a monthly fee of $0.75 for each shareholder check it processes.

Class B Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class B Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of High Income Fund, Limited-Term Bond Fund and Municipal Bond Fund (each a "Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class C Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Asset Strategy Fund ("Fund")

An amount payable on the first day of each month of $1.5792 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of High Income Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Energy Fund, Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund, Small Cap Growth Fund, Tax-Managed Equity Fund and Core Equity Fund (each a "Fund")

An amount payable on the first day of each month of $1.5042 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E shares of Limited-Term Bond Fund ("Fund")

An amount payable on the first day of each month of $1.6958 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class E Shares of Money Market Fund ("Fund")

An amount payable on the first day of each month of $1.75 for each account of the Fund which was in existence during any portion of the immediately preceding month.

Class I Shares of All Funds (except Ivy Money Market Fund and Ivy Municipal Bond Fund)

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

Class R Shares of Large Cap Growth Fund, Mid Cap Growth Fund, Science and Technology Fund and Small Cap Growth Fund (each a "Fund")

An amount payable on the first day of each month equal to 1/12 of .20 of 1% of the average daily net assets of the Class for the preceding month.

Class Y Shares of All Funds

An amount payable on the first day of each month equal to 1/12 of .15 of 1% of the average daily net assets of the Class for the preceding month.

The above-referenced per account fees shall be reduced for certain networked accounts to $6.00 per account on an annualized basis computed and payable on the first day of each month for each account which was in existence during any portion of the immediately preceding month.

The above-referenced per account fees for Class A, Class B, Class C and Class E shall also be reduced if the total number of accounts for which WRSCO provides shareholder services reach the following levels:

         A reduction of 5% of the per account fee for the number of accounts in excess of 2.5 million but less than 3.0 million; and

         A reduction of 10% of the per account fee for the number of accounts in excess of 3.0 million.

When considering the total number of accounts for the purpose of the reductions listed above, Class A, Class B, Class C, Class E, Class II and Advisors Class accounts in each of the Ivy Funds, Ivy Funds, Inc. and Waddell &Reed Advisors Funds are included; however, accounts in Class I, Class R and Class Y of each such fund and Waddell & Reed InvestEd accounts are excluded.

As Amended and Effective November 29, 2006.